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                                                                      Exhibit 11

                        COMPUTATION OF EARNINGS PER SHARE
                     (Millions of dollars, except per share)

                                                                  Year Ended 30 September
                                                               ---------------------------
                                                                1995       1994       1993
                                                               -----      -----      -----
<>
 Earnings
    Income before cumulative effect of accounting
    changes                                                    $ 368      $ 234      $ 201
    Cumulative effect of accounting changes                       --         14         --
                                                               -----      -----      -----
       Net income                                              $ 368      $ 248      $ 201
                                                               =====      =====      =====
 Primary shares
    Average common shares outstanding during the year            112        114        114
    Common stock equivalents from stock option
    and award plans                                                2          2          2
                                                               -----      -----      -----
       Adjusted average common shares outstanding                114        116        116
                                                               =====      =====      =====
 Primary earnings per share
    Income before cumulative effect of accounting
    changes                                                    $3.23      $2.02      $1.73
    Cumulative effect of accounting changes                       --       0.12         --
                                                               -----      -----      -----
       Net income                                              $3.23      $2.14      $1.73
                                                               =====      =====      =====
 Fully diluted shares
    Average common shares outstanding during the year            112        114        114
    Shares issuable from stock option and award plans              2          2          2
                                                               -----      -----      -----
       Adjusted average common shares outstanding                114        116        116
                                                               =====      =====      =====
 Fully diluted earnings per share
    Income before cumulative effect of accounting
    changes                                                    $3.23      $2.02      $1.73
    Cumulative effect of accounting changes                       --       0.12         --
                                                               -----      -----      -----
       Net income                                              $3.23      $2.14      $1.73
                                                               =====      =====      =====


   Note: The above calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because the dilution of earnings per share is less than 3%.